FORM OF

CERTIFICATE OF NAME CHANGE AMENDMENT

TO

DECLARATION OF TRUST

OF

NUVEEN DIVIDEND ADVANTAGE MUNICIPAL FUND 3

The undersigned, being a majority of the Trustees of Nuveen Dividend Advantage Municipal Fund 3 (the “Trust”), acting pursuant to the authority granted to the Trustees under Article XIII, Section 4(ii) of the Declaration of Trust made on the 21st day of March, 2001 by the initial Trustee thereunder (as amended from time to time, the “Declaration”), do hereby amend the Declaration, effective as of 8:59 a.m., Eastern time, on the 11th day of April 2016, as follows:

1. Section 1 of Article I of the Declaration is amended to read in its entirety as follows:

Section 1. Name. This Trust shall be known as the “Nuveen Enhanced Municipal Credit Opportunities Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determined.

All references to the name of the Trust in the Declaration are hereby amended accordingly.

2. Except as amended hereby, the Declaration remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this      day of April 2016.

William Adams IV as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Jack B. Evans, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

William C. Hunter, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	David J. Kundert, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

John K. Nelson, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	William J. Schneider, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

Thomas S. Schreier, Jr., as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Judith M. Stockdale, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

Carole E. Stone, as Trustee 333 West Wacker Drive Chicago, Illinois 60606	Terence J. Toth, as Trustee 333 West Wacker Drive Chicago, Illinois 60606

Margaret L. Wolff, as Trustee 333 West Wacker Drive Chicago, Illinois 60606